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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-69243) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1980 Stock Option Plan, the Registration Statement (Form S-8 No. 33-01526) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1985 Stock Option Plan, the Registration Statement (Form S-8 No. 33-28020) pertaining to the EDO Corporation 1983 Long-term Incentive Plan, the EDO Corporation 1988 Long-term Incentive Plan, the EDO Corporation 1988 Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, the Registration Statement (Form S-8 No. 33-77865) pertaining to the EDO Corporation Compensation Plan for Directors, the EDO Corporation 1997 Non-employee Director Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, the Registration Statement (Form S-3 No. 333-88620) relating to the issuance by EDO Corporation of its 5.25% Convertible Subordinated Notes due 2007, the Registration Statement (Form S-8 No. 333-105265) pertaining to the
EDO Corporation 2002 Non-Employee Director Stock Option Plan and the EDO Corporation 2002 Long-Term Incentive Plan and the Registration Statement (Form S-3) pertaining to the proposed sale of debt or equity securities, of our report dated February 11, 2003, with respect to the consolidated financial statements of EDO Corporation included in this Current Report (Form 8-K).


                              /S/ERNST & YOUNG LLP


New York, New York
December 19, 2003